First Quarter 2023 Earnings Release Conference Call
May 2, 2023
Paretosh Misra – Terex Corporation – Investor Relations

Good morning and welcome to the Terex first quarter 2023 earnings conference call. A copy of the press release and presentation slides are posted on our Investor Relations website at investors.terex.com. In addition, the replay and slide presentation will be available on our website. We are joined by John Garrison, Chairman and Chief Executive Officer, and Julie Beck, Senior Vice President and Chief Financial Officer. Their prepared remarks will be followed by question-and-answer.

Please turn to slide 2 of the presentation which reflects our safe harbor statement. Today’s conference call contains forward-looking statements, which are subject to risks that could cause actual results to be materially different from those expressed or implied. In addition, we will be discussing non-GAAP information we believe is useful in evaluating the Company’s operating performance. Reconciliations for these non-GAAP measures can be found in the conference call materials. Please turn to slide 3 and I’ll turn it over to John Garrison.

John L. Garrison, Jr. – Terex Corporation – Chairman and Chief Executive Officer
Thank you, Paretosh, and good morning. I would like to welcome everyone to our earnings call and appreciate your interest in Terex. I would like to begin by thanking all Terex team members for their exceptional efforts in this challenging global macroeconomic environment and for their continued commitment to our Zero Harm Safety Culture and Terex Way Values. Safety remains the top priority of the Company, driven by, Think Safe, Work Safe, Home Safe. Terex team members continue to work tirelessly to improve our performance for our customers, dealers, and shareholders, while maintaining a safe working environment.

Please turn to slide 4 to review our strong financial results. The team delivered excellent financial performance for the quarter. Sales of $1.2 billion were up 23% from last year and up 27% on a foreign exchange neutral basis. Operating margins of 12.0% expanded 460 basis points from the prior year, and earnings per share (“EPS”) of $1.60 more than doubled year-over-year. As a result of our team members continued strong execution in the first quarter and our strong backlog, we are raising full year EPS outlook to a range of $5.60 to $6.00.

Please turn to slide 5. I’m excited about the future of Terex and the opportunities in front of us. Our Materials Processing (“MP”) and Aerial Work Platform (“AWP”) segments participate in global diverse end markets and are well positioned for profitable growth. Infrastructure investments are increasing throughout the world, but in particular in the United States. In fact, the Infrastructure Investment and Jobs Act alone is expected to drive $1.2 trillion of spending over 10 years. In addition, the CHIPS Act and the Inflation Reduction Act are going to be supportive of additional spending in construction and infrastructure that should drive growth for our businesses. Our Powerscreen and Finlay brands have leading positions in global mobile crushing and screening markets that will benefit from growth in aggregates. Our Genie products are needed for general maintenance, infrastructure and construction projects and will benefit from increased government sponsored spending throughout the globe. Another important growth driver are initiatives that support circular economy goals. The global demand for waste recycling solutions is increasing, driven by regulatory and societal changes. Our MP brands including Ecotec, CBI, Terex Washing Systems and our recycling systems, are at the forefront of meeting demand for sustainability initiatives. The increasing reliance on electrification to reduce greenhouse gas emissions requires grid capacity expansion. Terex Utilities has a wide portfolio of products well-positioned to capitalize on the investments needed to enhance the electrical grid, and our Genie business in particular will benefit from increasing digitalization, including data warehouses and chip manufacturing onshoring projects in the United States. Despite the near-term macroeconomic issues, we continue to be optimistic and excited about the opportunities for Terex’s growth.

Please turn to slide 6 to review our backlog. Our Q1 backlog remains strong at $4.1 billion, up 2% from year end. In fact, our backlog has remained relatively consistent for the last five quarters, and we’ve had minimal customer and dealer pushouts and cancellations. Our current level of backlog is consistent with Q1 of 2022, the highest backlog for Q1 in our recent history. Our backlog demonstrates the strength of our end markets and supports our outlook for the remainder of the year, and gives us visibility into early 2024. Elevated customer fleet ages and historic low dealer inventory levels continue to support robust demand. Consolidated Q1 bookings remained healthy at $1.3 billion, resulting in a book to bill ratio of 105%.

Turning to slide 7 for an update on our strategic operational priorities. We continue to make progress on our Execute, Innovate and Grow (“EIG”) strategic initiatives that continue to strengthen our Company. Our operations teams had excellent execution in the first quarter, demonstrating adaptability and flexibility to overcome the dynamic supply chain environment. Our permanent Mexico facility is on time and on budget. The new facility is an important element of our strategy to improve Genie’s through-cycle performance. Starting in March, Genie began to transfer product lines from our temporary facility in Monterrey to our new permanent facility. Moves from other factories in our network will take place over the next 12-18 months. While these moves will have significant long-term benefits, this process will result in short-term manufacturing inefficiencies, which the Genie team is working hard to overcome. The Company continues to make capital investments in our facilities around the world. These investments are paying off and we are proud of our return on invested capital of 24%, which remains significantly above our cost of capital. We showcased 20 new innovative products at ConExpo, ARA, World of Concrete, and Bauma India. Our investments in the development of environmentally friendly new products with superior performance will help to deliver growth. Our parts and service teams are investing in digital offerings for dealers and customers, including MyTerex and Lift Connect. We now have more than 70,000 machines fitted with our telematics technology. Execution of our EIG strategy enabled our strong organic sales growth for the quarter. In addition, we continue to supplement our organic growth with inorganic investments. We recently acquired Marco, a manufacturer of bulk material handling conveyors, further growing MP segment’s offerings with products that complement the existing portfolio.

In February, we completed an equity investment in Apptronik, a robotics company, reaffirming our commitment to invest in technologies that enhance our product and solution offerings.

Turning to slide 8. During the quarter, our team members were active in trade shows. We saw high attendance and interest in our products. In fact, attendance hit a new record at two of the biggest trade shows, ConExpo and Bauma India. The attitude of our customers was upbeat. The MP team displayed a Powerscreen Gladiator product at ConExpo, a fully electric, wheeled, crushing and screening machine. After significant success with this product in North America, we recently launched the Gladiator World series this year for sales around the world. The Genie team introduced their highest capacity telehandler at the ARA show. The 12,000 pound telehandler is engineered to offer superior productivity and low total cost of ownership. We also introduced our first all-electric mini mixer at ConExpo, expanding MP’s concrete offering. Similar to our all-electric utility truck, the mini mixer leverages our investment in Viatec to develop zero-emission products. If you had the opportunity to visit our booths at these trade shows, I hope you took away from your visit that Terex team members are engaged with our customers, and our products and services offer the features and benefits that provide value.

Turning to slide 9. At Terex, we are intently focused on developing and delivering sustainable solutions for our customers. In this example, Terex Recycling Systems sold their first all-electric powered waste separation solution to a customer site in the UK. The installation combines our waste feeder, conveyors, screens, sorters, and separators. The system efficiently recovers products of higher value including metals, aggregates, plastics, and cardboards from the waste, thus diverting more material from the landfill. This is another example of Terex products making the circular economy a reality.

Please turn to slide 10. Our Environmental, Social and Governance (“ESG”) programs deliver stakeholder value. We continue to progress on our ESG journey and recently completed our materiality assessment. We heard from our stakeholders that product development, stewardship and innovation are core business differentiators. Stakeholders regarded product quality and safety as critical for meeting regulatory requirements and customer expectations. Team member health, safety and well-being are important. We know that Zero Harm is possible, it’s not just an aspiration. We designated April as “Safety Month” for teams across the globe and scheduled a variety of events to reinforce and rededicate ourselves to Zero Harm. I want to thank our stakeholders who participated in our materiality assessment, which provided us valuable insights.

Please turn to slide 11. We continue to operate in a challenging macroeconomic environment with inflationary pressures and supply chain constraints. We did see slight supply chain improvement, however, our hospital inventories increased in the first quarter after declining in the fourth quarter of last year. This is a clear indication of the level of disruption our teams continue to face and overcome. Overall, our market demand remains strong, and I am confident in the team’s ability to continue to adapt and overcome the macroeconomic challenges that we have been facing. And, with that, let me turn it over to Julie.

Julie Beck – Terex Corporation – Senior Vice President and Chief Financial Officer

Thanks, John, and good morning everyone. Let’s take a look at our first quarter financial performance found on slide 12. Terex is in a strong financial position. We demonstrated excellent execution in a dynamic environment. Sales of $1.2 billion were up 23% year-over-year on higher volume and improved price realization necessary to mitigate rising costs. Sales in constant currency were up 27% as foreign currency translation negatively impacted sales by $42 million or approximately 4% in the quarter as the Euro and British Pound weakened against the dollar. Gross margins increased by 410 basis points in the quarter as volume, pricing, favorable product mix, improved manufacturing efficiencies and strict expense discipline helped to offset cost increases and the negative impact of foreign exchange rates. Both segments recorded a year-over-year increase in gross margin. SG&A was 10.6% of sales and decreased by 50 basis points from the prior year, as business investment and marketing costs were coupled with continued expense management. SG&A increased over the prior year due to inflation, unfavorable foreign exchange, incremental spend on new acquisitions and increased marketing expenses on trade shows. Income from operations of $148 million was up 98% year-over-year. Operating margin of 12.0% was up 460 basis points compared to the prior year. Our incremental margin was 31% compared to last year. Interest and other expense of $15 million increased $4 million from the prior year due to increased interest rates. The first quarter global effective tax rate was 17.5%. First quarter EPS of $1.60 more than doubled, representing an $0.86 improvement over last year. This strong performance was driven by increased volume, disciplined pricing, and continued cost management. This quarter includes an unfavorable EPS impact of $0.10 from foreign exchange translation. Free cash flow for the quarter was negative $11 million, representing a significant improvement over the prior year. I will discuss free cash flow later in more detail.

Let’s look at our segment results, starting with our MP segment found on slide 13. MP had yet another excellent quarter with consistently strong operational execution. Sales of $554 million increased 22% compared to the first quarter of 2022, with healthy demand for our products across multiple businesses. On a foreign exchange neutral basis, sales were up 28%. Bookings were up 6% sequentially. MP ended the quarter with backlog of $1.2 billion. The backlog remains robust and is approximately 3 times historical norms. MP delivered operating profit of 15.4%, up 120 basis points over the prior year, driven by higher sales volumes, favorable product mix and disciplined cost management, resulting in an incremental margin of 21%.

On slide 14, see our AWP segment financial results. AWP had an excellent quarter with sales of $686 million, up 24% compared to the prior year on higher demand. On a foreign exchange neutral basis, sales increased 27%. Backlog at quarter-end was $3.0 billion, up 4% from the prior year. Bookings remained strong with a book to bill ratio of 112%. AWP more than doubled their operating profit and delivered operating margins of 12.1% in the quarter, up 620 basis points from last year with an incremental margin of 38%. The improvement was the result of higher sales volumes, favorable mix, cost reduction initiatives, manufacturing efficiencies, and disciplined pricing actions to offset material supplier costs.

Please see slide 15 for an overview of our disciplined capital allocation strategy. The Company’s strong balance sheet provides us with financial flexibility for the future. As a reminder, although Terex does provide customer financing solutions through our banking partners, in February 2021 we sold our TFS assets and no longer carry this exposure on our balance sheet. We remain diligent in monitoring counterparty exposure and risks, as well as regional, customer and supplier risk. To date, we have not seen a negative impact due to current market conditions. Free cash flow for the quarter was negative $11 million, compared to negative $72 million a year ago. The $61 million year-over-year improvement in free cash flow was due to increased operating profit. Hospital inventory at the end of first quarter was $48 million, an increase of $12 million from the fourth quarter of last year and down slightly from a year ago, reflecting continued supply chain disruptions. We continued to invest in our business with capital expenditures and investments of $30 million. We increased our quarterly dividend per share to $0.15, a 15% increase over the prior year. We repurchased $3 million of shares in the first quarter. In April, we have continued our share repurchase program and purchased $14 million of shares, partially offsetting the dilution from our compensation programs in March. Through April we have returned $28 million to shareholders and have $175 million remaining on our share repurchase program. We will offset dilution and take advantage of market dislocation in these volatile times. We have no debt maturities until 2026 and 77% of our debt is at a fixed rate of 5% until the end of the decade. Our net leverage remains low at 1.0 times, which is well below our 2.5 times target through the cycle. We have ample liquidity of $677 million. The Company is in an excellent position to run and grow the business.

Now turning to slide 16 and our updated full-year outlook. It is important to realize we are operating in a challenging macro environment with many variables and geopolitical uncertainties, so results could change, negatively or positively. With that said, this updated outlook represents our best estimate as of today. Thanks to the strong execution of our team members and our robust backlog, we are pleased to raise our 2023 outlook. We now expect EPS of $5.60 to $6.00. Our increased sales outlook of $4.8 to $5.0 billion incorporates the latest dialogue with our customers and our suppliers. We anticipate higher volumes as customer demand remains strong. Our sales are expected to be relatively consistent in Q2 and Q3 and down slightly in Q4, due to lower production days. Our operating margin outlook has increased to a range of 11.4% to 11.8%. This reflects our excellent performance in the first quarter, continued strong customer demand, the latest information from our supply chain, cost out benefits and continued strict expense management. We expect improved free cash flow in the next three quarters and we are raising our outlook to $300 to $350 million, primarily due to higher earnings.

Let’s take a look at our updated segment outlook. Based upon MP’s continued strong execution, which includes continued mitigation of cost pressures and supply chain challenges, we are increasing our sales outlook to a range of $2.1 to $2.2 billion, with an increased operating margin of approximately 15.8%. We expect MP sales and margin to be relatively consistent for the remainder of the year. The AWP team has increased their factory output and as a result, we are increasing our sales outlook to a range of $2.7 to $2.8 billion. Incorporating the increased volumes, the team’s cost reduction activities, pricing actions, and improved manufacturing efficiencies, we are raising our full-year operating margin outlook to approximately 11.5%. We anticipate AWP sales to be relatively consistent in Q2 and Q3, and down slightly in Q4 due to normal seasonality and lower production days. AWP margins are expected to be negatively impacted by manufacturing inefficiencies due to scheduled production moves to our Monterrey facility, which will have a greater impact in the second half of the year. And with that, I will turn it back to you, John.

John L. Garrison, Jr. – Terex Corporation – Chairman and Chief Executive Officer
Thanks Julie, turning to slide 17 to conclude my prepared remarks. Terex is well positioned for growth to deliver value for our stakeholders in 2023 and beyond because: we participate in strong end markets, including infrastructure, electrification, and environmental; we’ll continue to execute our disciplined capital allocation strategy while investing in new products and manufacturing capability, along with strategic, inorganic growth; we have demonstrated resiliency and adaptability in a challenging environment; and, most importantly, we have great team members, businesses, strong brands, and strong market positions. And with that, let me turn it back to Paretosh.

Paretosh Misra – Terex Corporation – Investor Relations

Thanks, John. As a reminder, during the question-and-answer session, we ask you to limit your questions to one and a follow-up to ensure we answer as many questions as possible this morning. With that, I would like to open it up for questions. Operator.
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